REVOLVING CREDIT AGREEMENT

                                     AMONG

                               MELLON BANK, N.A.

                                BANKBOSTON, N.A.

                            THE SANWA BANK, LIMITED

                                      AND

                            HAEMONETICS CORPORATION

                           DATED AS OF JUNE 25, 1997



                           REVOLVING CREDIT AGREEMENT

      REVOLVING CREDIT AGREEMENT, dated and effective as of June 25, 1997, by and among HAEMONETICS CORPORATION, (the "Borrower") a Massachusetts corporation, the banks from time to time a party hereto (each, a "Bank" and, collectively, the "Banks") and MELLON BANK, N.A., a national banking association (hereinafter "Mellon") as contract representative for the Banks (in such capacity, the "Agent");

                             PRELIMINARY STATEMENT:

      WHEREAS the Banks each have agreed to make available to the Borrower a revolving credit facility upon all of the terms and conditions herein set forth;

      NOW, THEREFORE, in consideration of their mutual agreements hereinafter set forth and intending to be legally bound hereby, the Borrower and the Banks agree as follows:


                                   ARTICLE I
                           DEFINITIONS: Construction

      1.01. Certain Definitions. In addition to other words and terms defined elsewhere in this Agreement, as used herein the following words and terms shall have the following meanings, respectively, unless the context hereof otherwise clearly requires:

      "AB Rate" and "AB Rate Option" shall have the meanings assigned those terms in Section 2.05(a)(i) hereof.

      "AB Rate Loan" shall mean any Loan bearing interest under the AB Rate Option.

      "Additional Interest Event" shall mean the occurrence of the following event or condition measured in accordance with Section 2.05(a) hereof:
Consolidated Total Indebtedness shall be greater than 30% of Consolidated Tangible Net Worth.

      "Affiliate" shall mean an entity which is directly or indirectly controlled by the Borrower or which controls the Borrower or which is under common control with the Borrower.

      "Agreement" shall mean this Agreement as amended, modified or supplemented from time to time.

      "Assets" at any time shall mean the assets of the Borrower at such time, determined in accordance with GAAP.

      "Business Day" shall mean any day other than a Saturday, Sunday, public holiday under the laws of the Commonwealth of Pennsylvania or other day on which banking institutions are authorized or obligated to close in Pittsburgh Pennsylvania.

      "Capitalized Lease Obligation" shall mean any lease obligation which is required to be capitalized in accordance with GAAP.

      "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time.

      "Change in Control" shall mean any Person or group of Persons (as used in Sections 13 and 14 of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), and the rules and regulations thereunder) shall have become the beneficial owner (as defined in rules promulgated by the Securities & Exchange Commission) of more than 35% of the voting securities of the Borrower.

      "Closing Date" shall mean June 25, 1997.

      "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed to also refer to any successor sections.

      "Commitment" shall have the meaning assigned to such term in Section 2.01 hereof, and with respect to each Bank the Commitment of each Bank hereunder as set forth below its signature on the last page of this Agreement hereto, as such Commitment may be terminated or reduced pursuant to this Agreement. The Commitment shall automatically and permanently terminate on the Expiration Date.

      "Consolidated Net Income (or Loss)" for any period shall mean the net earnings (or loss) after deduction of taxes of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP and after eliminating therefrom all extraordinary items of income which include, without limitation (i) any gain resulting from the sale of capital assets, (ii) any gain arising from any write-up of assets, (iii) any gain arising from the acquisition of any securities of Borrower and (iv) any extraordinary and nonrecurring gains..

      "Consolidated Subsidiaries" at any particular time shall mean those Subsidiaries whose accounts are or should be consolidated with those of the Borrower in accordance with GAAP.

      "Consolidated Tangible Net Worth" at any time shall mean the stockholders' equity of the Borrower and its Consolidated Subsidiaries, determined and consolidated in accordance with GAAP, except that there shall be deducted all intangible assets of the Borrower and its Consolidated Subsidiaries (including but not limited to goodwill, organization costs, patents, copyrights, trademarks, trade names, franchises, licenses) at such time in accordance with GAAP.

      "Consolidated Total Indebtedness" at any time shall mean all Indebtedness of the Borrower and its Consolidated Subsidiaries at such time.

      "Contingent Liabilities" of the Borrower and its Consolidated Subsidiaries at any particular time shall mean the obligations of the Borrower and its Consolidated Subsidiaries at such time in respect of any guarantee or suretyship of the obligations of any other Person (except such other Person whose accounts are consolidated with the Borrower or its Consolidated Subsidiaries, as the case may be) the liability for which is not otherwise reflected as a consolidated liability or any other agreement to purchase, sell or lease (as lessee or lessor) property or assets (excluding operating leases) or to purchase or sell services (i) primarily for the purpose of enabling such Person to satisfy such obligation or (ii) regardless of the non-delivery of such property or assets or the failure to furnish such services.

      "Controlled Group Member" shall mean each trade or business (whether or not incorporated) which together with the Borrower is treated as a single employer under Section 4001(b)(1) of ERISA.

      "Corresponding Source of Funds" shall mean in the case of any Euro-Rate Loan, the proceeds of hypothetical receipts by a Notional Euro-Rate Funding Office of one or more Dollar deposits in the interbank Eurodollar market at the beginning of the Euro-Rate Maturity Period applicable to such Loan, having maturities approximately equal to such Maturity Period and in an aggregate amount approximately equal to such Loan.

      "Dollar," "Dollars" and the symbol "$" shall mean lawful money of the United States of America.

      "Environmental Affiliate" shall mean any Person whose Environmental Claim the Borrower or any Subsidiary has retained, assumed or is otherwise liable for (by Law, agreement or otherwise).

      "Environmental Approvals" shall mean any governmental or Official Body action pursuant to or required under any Environmental Law.

      "Environmental Claim" shall mean, with respect to any Person, any action, suit, proceeding, investigation, notice, claim, complaint, demand, request for information or other communication (written or oral) by any other Person (including but not limited to any governmental authority, citizens' group or present or former employee of such Person) alleging, asserting or claiming any
(a) violation of any Environmental Law, (b) liability for cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, fines or penalties arising out of, based on or resulting from the release into the environment, of any Environmental Concern Materials at any location, whether or not owned by such Person.

      "Environmental Concern Materials" shall mean any flammable substance, explosive, radioactive material, hazardous material, hazardous waste, toxic substance, solid waste, pollutant or contaminant specified in or regulated or otherwise affected by any Environmental Law (including but not limited to any "hazardous substance" as defined in CERCLA or any similar state law and including without limitation any asbestos, gasoline, diesel fuel, motor oil, waste and used oil, heating oil and other petroleum products or compounds, polychlorinated biphenyls, radon and urea formaldehyde).

      "Environmental Law" shall mean any Law, whether now existing or subsequently enacted or amended, relating to (a) pollution or protection of the environment, including natural resources, (b) exposure of Persons, including but not limited to employees, to Environmental Concern Materials, (c) protection of the public health or welfare from the effects of products, by-products, wastes, emissions, discharges or releases of Environmental Concern Materials or (d) regulation of the manufacture, use or introduction into commerce of Environmental Concern Materials including their manufacture, formulation, packaging, labeling, distribution, transportation, handling, storage or disposal. Without limitation, "Environmental Law" shall also include any Environmental Approval and the terms and conditions thereof and shall also include all laws relating to public health, safety and welfare (including rules and regulations of the Federal Food and Drug Administration), health care and the provision of health care and related products, services and equipment.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

      "Euro-Rate" and "Euro-Rate Option" shall have the meanings assigned to those terms in Section 2.05(a)(ii) hereof.

      "Euro-Rate Loan" shall mean any Loan bearing interest under the Euro-Rate Option.

      "Euro-Rate Maturity Period" shall have the meaning assigned such term in
Section 2.05(b).

      "Event of Default" shall mean any of the Events of Default described in
Article VII hereof.

      "Expiration Date" shall mean June 25, 2000 or such earlier date that the Notes may have been accelerated.

      "GAAP" shall have the meaning set forth in Section 1.03 hereof.

      "Guaranty Obligations" means, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any property constituting security therefor for the purpose of assuring the holder of such Indebtedness, (ii) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (iii) to lease or purchase property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.

      "Indebtedness" of a Person shall mean:

            (i) all indebtedness or liability for or on account of money borrowed by, or for or on account of deposits with or advances to (but not including accrued pension costs, deferred income taxes or accounts payable of) such Person;

            (ii) all obligations (including Contingent Liabilities) of such Person evidenced by bonds, debentures, notes, banker's acceptances or similar instruments;

            (iii) all indebtedness or liability for or on account of property or services purchased or acquired by such Person;

            (iv) any amount secured by a Lien on property owned by such Person (whether or not assumed) and Capitalized Lease Obligations of such Person (without regard to any limitation of the rights and remedies of the holder of such Lien or the lessor under such Capitalized Lease to repossession or sale of such property);

            (v) the maximum available amount of all standby letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed); and

            (vi)  all Guaranty Obligations of such Person.

      "Law" shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body.

      "Lien" shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, including but not limited to any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

      "Loan" or "Loans" shall mean a loan or loans made by a Bank or Banks to the Borrower under this Agreement.

      "London Business Day" shall mean a Business Day (as herein defined) which is also a day for dealing in deposits in Dollars by and among banks in the London interbank market.

      "Margin" shall mean with respect to any Loan bearing interest at the Euro-Rate Option the margin expressed as a percentage rate per annum to be added to the Euro-Rate in order to determine the interest rate payable by the Borrower pursuant to Section 2.05 (a)(ii) hereof.

      "Material Adverse Effect" shall mean any event or circumstance which has been, will be, or should be disclosed by the Borrower in any required filing with the Securities and Exchange Commission and having a material adverse effect on the business, condition or operations of the Borrower.

      "Maturity Period" and "Maturity Date" shall have the meanings assigned to those terms in Section 2.05 hereof.

      "Money Market Rate" and "Money Market Rate Option" shall have the meaning assigned such terms in Section 2.05(a)(iii) hereof.

      "Money Market Rate Loan" shall mean any Loan bearing interest under the Money Market Rate Option.

      "Month," with respect to a Euro-Rate Maturity Period, has the following meaning unless a calendar month is specified or the context otherwise clearly requires:

            (i) if the first day of such Euro-Rate Maturity Period is the last day of a calendar month, a "month" is the interval between the last days of consecutive calendar months;

            (ii) otherwise, a "month" is the interval between the days in consecutive calendar months numerically corresponding to the first day of such Euro-Rate Maturity Period or, if there is no such numerically corresponding day in a particular calendar month, then the last day of such calendar month.

      "Multiemployer Plan" shall mean any multiemployer plan as defined in
Section 4001(a)(3) of ERISA to which Section 4021(a) of ERISA applies, and to which a Borrower or any Controlled Group Member made, or was required to make, contributions at any time during the preceding five years.

      "Note" or "Notes" shall mean the promissory note or notes of the Borrower executed and delivered under this Agreement, or any note executed and delivered pursuant hereto, together with all extensions, renewals, refinancings or refundings in whole or part.

      "Notional Euro-Rate Funding Office" shall have the meaning given to that term in Section 2.10(a) hereof.

      "Office", when used in connection with a Bank or the Agent, shall mean its office address that is stated below its signature on the last page of this Agreement hereto, or at such other office or offices of a Bank or the Agent or branch, subsidiary or affiliate thereof as may be designated in writing from time to time by such Bank or the Agent to the Borrower.

      "Official Body" shall mean any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

      "Operating Cash Flow" shall mean earnings of the Borrower and its Consolidated Subsidiaries, determined and consolidated in accordance with GAAP, before interest and taxes, plus depreciation and amortization, minus cash taxes, minus capital expenditures that are not financed by term debt.

      "Option" shall mean the AB Rate Option or the Euro-Rate Option or the Money Market Rate Option, as the case may be.

      "PBGC" means the Pension Benefit Guaranty Corporation established under Title IV of ERISA or any other governmental agency, department or instrumentality succeeding to the functions of said corporation.

      "Participant": as defined in Section 10.03(b).

      "Person" shall mean an individual, corporation, partnership, trust, unincorporated association, joint venture, joint-stock company, government (including political subdivisions), governmental authority or agency, or any other entity.

      "Plan" means any employee pension benefit plan to which Section 4021(a) of ERISA applies (other than any Multiemployer Plan) and (i) which is maintained for employees of a Borrower or any Controlled Group Member; or (ii) to which a Borrower or any Controlled Group Member made, or was required to make, contributions at any time within the preceding five years.

      "Potential Default" shall mean any event or condition referenced in
Section 7 hereof which with notice, passage of time or any combination of the foregoing, would constitute an Event of Default.

      "Register": as defined in Section 10.03(d).

      "Reportable Event" means (i) a reportable event described in Section 4043 of ERISA and regulations thereunder, (ii) a withdrawal by a substantial employer from a Plan to which more than one employer contributes, as referred to in Section 4063(b) of ERISA, or (iii) a cessation of operations at a facility causing more than twenty percent (20%) of Plan participants to be separated from employment, as referred to in Section 4062(e) of ERISA.

      "Required Banks" shall mean at any particular date, the Banks with at least 60% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding Notes evidencing at least 60% of the sum at such date of the aggregate unpaid principal amount of the Loans provided, however, that if only one Bank holds 60% of such outstanding amounts then a minimum of two Banks shall be required.

      "Standard Notice" shall mean an irrevocable notice for Loan pursuant to
Section 2.03 provided to the Person to receive such notice on a Business Day which is

            (i) the same Business Day as the date of the proposed Loan in the case of any AB Rate Loan or Money Market Rate Loan; and

            (ii) at least two London Business Days in advance of the date of the proposed Loan in the case of any Euro-Rate Loan.

Standard Notice must be provided no later than: (A) 12:00 o'clock Noon, Pittsburgh time in the case of Euro-Rate Loans; and (B) by 2:30 p.m., Pittsburgh time in the case of AB Rate Loans. Standard Notice shall be in writing (including telex, facsimile or cable communication) or by telephone (to be subsequently confirmed in writing) in any such case, effective upon receipt by the Person to whom it is given.

      "Subsidiary" of the Borrower at any time shall mean any corporation of which a majority (by number of shares or number of votes) of any class of outstanding capital stock normally entitled to vote for the election of one or more directors (regardless of any contingency which does or may suspend or dilute the voting rights of such class) is at such time owned directly or indirectly by the Borrower or one or more Subsidiaries.

      "Total Debt Service" shall mean interest expense plus required principal payments for Indebtedness.

      "Transferee" as defined in Section 10.03(f).


      1.02. Construction. Unless the context of this Agreement otherwise clearly requires, "or" has the inclusive meaning represented by the phrase "and/or". References in this Agreement to "determination" by a Bank or the Banks include good faith estimates by a Bank or the Banks (in the case of quantitative determinations) and good faith belief of the Banks (in the case of qualitative determinations). The words "hereof", "herein", "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation hereof in any respect. Section, subsection and exhibit references are to this Agreement unless otherwise specified.

      1.03. Accounting Principles. (a) As used herein, "GAAP" shall mean generally accepted accounting principles as such principles shall be in effect at the Relevant Date, subject to the provisions of this Section 1.03. As used herein, "Relevant Date" shall mean the date a relevant computation or determination is to be made or the date of relevant financial statements, as the case may be.

      (b) Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters shall be made, and all financial statements to be delivered pursuant to this Agreement shall be prepared, in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP.

      (c) If any change in GAAP after the date of this Agreement is or shall be required to be applied to transactions then or thereafter in existence, and a violation of one or more provisions of this Agreement shall have occurred (or in the opinion of the Required Banks would be likely to occur) which would not have occurred or be likely to occur if no change in accounting principles had taken place, the parties agree in such event to negotiate in good faith an amendment of this Agreement which shall approximate to the extent possible the economic effect of the original financial covenants after taking into account such change in GAAP.

      (d) Without in any manner limiting the provisions of this Section 1.03, if any change in GAAP occurs after the date of this Agreement and such change in GAAP could or would materially change the Borrower's financial results or position from that reflected in the Borrower's financial statements prior to such change, the Borrower shall notify the Agent as soon as practicable. The Agent shall distribute copies of such notice to the Banks.


                                   ARTICLE II
                                  THE CREDITS

      2.01. Revolving Credit Loans; Money Market Loans. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Bank agrees, severally and not jointly, to (such agreement being herein called the Bank's "Commitment") make Loans to the Borrower at any time or from time to time on or after the date hereof and to but not including the Expiration Date in an aggregate principal amount for each Bank not exceeding at any time the amount designated as the "Commitment" set opposite such Bank's signature to this Agreement, as such amount may have been reduced under Section
2.04 at such time (for each Bank, the "Commitment Amount"). Within such limits of time and amount and subject to the provisions of this Agreement, the Borrower may, subject to all of the terms and conditions hereof, borrow, repay and reborrow hereunder.

      2.02. The Notes. The obligations of the Borrower to repay the aggregate unpaid principal amount of the Loan or Loans made by the Banks to the Borrower hereunder and to pay interest thereon shall be evidenced in part by promissory notes of the Borrower dated on or prior to the Closing Date in substantially the form attached hereto as Exhibit A, with the blanks appropriately filled and payable to the order of each respective Bank in the amount of the lesser of the applicable Bank's Commitment Amount or the unpaid principal amount of all Loans made to the Borrower by the Bank. The outstanding principal amount of each Loan, the unpaid interest accrued thereon, the interest rate or rates applicable and the duration of such applicability shall be determined from the Agent's records, which shall be conclusive on the Borrower absent manifest error. The executed Notes shall be delivered by the Borrower to each Bank on or prior to the Closing Date.

      2.03. Making of Loans. (a) 1. Whenever the Borrower desires to request a Euro-Rate Loan or an AB Rate Loan hereunder it shall give Standard Notice thereof to the Agent at the Agent's Office setting forth the following information:

            (i) The date, which shall be a Business Day and, in the case of Euro-Rate Loans, a London Business Day, on which such Loan is to be made;

            (ii) The interest rate Option applicable to such Loan, selected in accordance with Section 2.05(a) hereof;

            (iii) The Maturity Period to apply to such Loan, selected in accordance with Section 2.05(b) hereof;

            (iv) The total principal amount of such Loan, selected in accordance with Section 2.05(c) hereof.

Standard Notice having been so given the Agent shall promptly notify each Bank of the information contained therein and of such Bank's proportionate share of the proposed borrowing. On the date for such Loan specified in such notice from the Agent and by the close of the applicable Bank's business on such date, each Bank shall make the proceeds of its Loan available to the Borrower at the Agent's Office, in funds immediately available at such office (ratably in proportion to its Commitment). The proceeds of each Loan may be applied by the Agent in whole or in part against amounts then due and payable by the Borrower hereunder.

      2. Whenever the Borrower desires to request a Money Market Rate Loan hereunder it may, subject to the terms, covenants and conditions hereof, obtain such Money Market Rate Loan directly and severally from any Bank. In connection with any Money Market Rate Loan, Borrower may contact any Bank by telephone and request a Money Market Rate Loan. Such Bank shall provide Borrower with an interest rate quotation over the telephone which Borrower may then accept or reject. Such Bank shall not be obligated to hold the interest rate for Borrower if Borrower does not accept the interest rate quoted at the time of the quote. If Borrower accepts the interest rate quoted, it shall commit to then borrow a Money Market Rate Loan at the time the interest rate is quoted. Borrower shall, at that time, provide such additional information as such Bank may request. If Borrower shall have obtained a Money Market Rate Loan it shall confirm such undertaking by telecopy within one Business Day of obtaining such Loan by Borrower sending a telecopy confirming such borrowing to the Agent and the Agent shall provide a copy of such notice to the Banks.

      (b) Absent contrary notice from the Borrower by 12:00 o'clock Noon, Pittsburgh time, one Business Day prior to any Maturity Date (other than the Expiration Date) the Borrower shall, at the Agent's option (and without in any manner limiting the Borrower's ability to repay the Loan on its Maturity Date without premium or penalty), be deemed to have given the Agent notice at such time pursuant to Section 2.03(a) hereof to the effect that the Borrower requests that the Banks make a Loan to the Borrower on such Maturity Date under the AB Rate Option in an aggregate principal amount equal to the aggregate principal amount of the Loans becoming due and payable to such Bank on such Maturity Date.

      (c) In the event that (i) the Borrower requests an AB Rate Loan or a Euro Rate Loan and (ii) any Banks have outstanding Money Market Rate Loans such that the requested Loan cannot be made by any Bank pro rata in accordance with its Commitment because such Bank would exceed its Commitment after giving effect to the requested Loan, the Borrower shall prepay to such Bank or Banks so much of the outstanding Money Market Rate Loans so that such Bank or Banks may make its pro rata share of funds available for the Agent to advance the requested AB Rate Loan or Euro-Dollar Rate Loan in accordance with the terms hereof. The Agent shall have no obligation to make the requested Loan prior to the Borrower making the repayment or prepayments required under this 2.03(c).

      2.04. Commitment Fees, etc. The Borrower agrees in consideration of the Commitment of each Bank hereunder, to pay to the Agent for the account of each Bank a fee ("Commitment Fees") for the period from the Closing Date to and including the Expiration Date calculated (based on a year of 365 or 366 days as the case may be) at a rate of .20 of 1% per annum of the aggregate unutilized Commitment Amount of each respective Bank in effect from time to time; provided, however, that if an Additional Interest Event shall occur, the Commitment Fees shall be calculated at the rate of .35 of 1% per annum likewise, at such time as an Additional Interest Event shall cease to exist, the Commitment Fee shall decrease to .20 of 1% per annum. Such fee shall be payable quarterly on the last day of each March, June, September and December after the Closing Date, and on the Expiration Date, for the preceding period for which such fee has not been paid. The Borrower may at any time upon at least ten (10) Business Days' notice to Agent terminate in whole or reduce in part the unused Commitments hereunder to an amount not less than the aggregate principal amount of all Loans then outstanding plus the principal amount of all Loans not yet made as to which notice has been given pursuant to Section 2.03 hereof; provided, however, that each partial reduction shall be in a minimum amount of $1,000,000 or an integral multiple thereof. The Agent shall promptly advise each Bank of the date of any such termination of the Commitments and of the date and amount of each such reduction of Commitments. Each such reduction shall be permanent and may not be reinstated and commencing on the date thereof the Commitment Fees shall be calculated upon the amount of the Commitments as so reduced.

      2.05. Interest Rates: Maturity Periods; Transactional Amounts.

      (a) Optional Basis of Borrowing. Each Loan and all Loans, other than Money Market Rate Loans, made by the Banks on the same day as part of one borrowing, if offered, shall bear interest for each day until due on a single basis selected by the Borrower from among the interest rate Options set forth below; but the Borrower may select different Options to apply simultaneously to different Loans, as follows:

            (i) AB Rate Option: The "AB Rate Option" shall mean the Borrower's option to elect a rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be) (the "AB Rate") for each day equal to the higher of: (A) the Prime Rate for such day or (B) the Federal Funds Effective Rate for such day plus 1% per annum. "Prime Rate" as used herein shall mean the interest rate per annum announced from time to time by Mellon as its prime rate. "Federal Funds Effective Rate" for any day shall mean the rate per annum (rounded upward to the nearest 1/100 of 1%) determined by Agent (which determination shall be conclusive) to be the rate per annum announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight Federal funds transactions arranged by Federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; provided, that if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced. Changes in the AB Rate shall take effect on the date Agent announces a change in the Base Rate or the Federal Reserve Bank announces a change in the Federal Funds Effective Rate, as the case may be.

            (ii) Euro-Rate Option: The "Euro-Rate Option" shall mean the Borrower's option to elect a rate per annum (based on a year of 360 days and actual days elapsed) for each day equal to the Euro-Rate for such day plus a Margin of .35% of 1% per annum. "Euro-Rate" for any day, as used herein, shall mean for each Euro-Rate Loan corresponding to a proposed or existing Euro-Rate Maturity Period the rate per annum determined by Agent by dividing (the resulting quotient to be rounded upward to the nearest 1/100 of 1%) (x) the rate of interest (which shall be the same for each day in such Euro-Rate Maturity Period) determined in good faith by Agent (which determination shall be conclusive absent manifest error) to be the average of the rates per annum for deposits in Dollars offered to banks in the London interbank market at approximately 11:00 o'clock a.m., London time, two London Business Days prior to the first day of such Euro-Rate Maturity Period for delivery on the first day of such Euro-Rate Maturity Period in amounts comparable to such Euro-Rate Maturity Period by (y) a number equal to 1.00 minus the Euro-Rate Reserve Percentage.

            The "Euro-Rate" described in this Section 2.05(a)(ii) may also be expressed by the following formula:

                          [average of the rates offered to        ]
                          [banks in the London interbank market   ]
                          [determined by Agent per subsection (ii)]
            Euro-Rate  =  [of this Section 2.05(a)                ]
            -------------------------------------------------------
                          [1.00 - Euro-Rate Reserve Percentage    ]

            The "Euro-Rate Reserve Percentage" for any day is the maximum effective percentage (expressed as a decimal fraction, rounded upward to the nearest 1/100 of 1%), as determined in good faith by Agent (which determination shall be conclusive absent manifest error), which is in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities") of a member bank in such System, but only to the extent actually incurred by the Agent, the Agent's determination thereof to be conclusive in the absence of manifest error. The Euro-Rate shall be adjusted automatically as of the effective date of each change in the Euro-Rate Reserve Percentage.

            The Agent shall give prompt notice to the Borrower and the Banks of the Euro-Rate so offered or adjusted from time to time and Agent's determination thereof shall be conclusive in the absence of manifest error. Notwithstanding any other provision of this Agreement, upon the occurrence of an Additional Interest Event, the Margin applicable to the Euro-Rate Option shall increase to .60 of 1% per annum; likewise, at such time as an Additional Interest Event shall cease to exist, the Margin applicable to the Euro-Rate Option shall decrease to .35 of 1% per annum; provided, however, that for purposes of the foregoing sentence, the Borrower shall be entitled to calculate the existence or non-existence of an Additional Interest Event on a monthly basis (for such month taken as a whole), and shall notify the Agent thereof within ten (10) Business Days of the end of each fiscal month, such notice, if the Agent so requests, to state in reasonable detail the information and calculations necessary to determine the existence or non-existence thereof. Changes in Margin required by the foregoing shall take effect as of the first day of the month following the reported month.

            (iii) Money Market Rate Option. The "Money Market Rate Option" shall mean the Borrower's option to elect a rate per annum computed on the basis of 360 days, as the case may be, equal to the Money Market Rate for such day. "Money Market Rate" shall mean that rate of interest offered by each Bank pursuant to Section 2.03(a)(2) on Money Market Rate Loans telephonically communicated to the Borrower from time to time in such Bank's sole discretion as its Money Market Rate which rate may be fixed or floating above a stated market index rate.

      (b) Maturity Periods. At any time when a Borrower shall request Agent [or a Bank in the case of a Money Market Rate Loan] to make a Loan, the Borrower shall specify the term of such Loan (the "Maturity Period" of each such Loan) within the limitations set forth in the chart below:

            Type of Loan                Available Maturity Periods
       ----------------------      -------------------------------------

       AB Rate Loan                Any number of days as Agent may agree
                                   ("AB Rate Maturity Period")

       Euro-Rate Loan              One, two, three, or six months
                                   ("Euro-Rate Maturity Period")

       Money Market Rate Loan      Any number of days not exceeding 90
                                   ("Money Market Rate Maturity Period")

            (i) Each AB Rate Maturity Period, Euro-Rate Maturity Period or Money Market Rate Maturity Period which would otherwise end after the Expiration Date shall instead end on the Expiration Date;

            (ii) Each AB Rate Maturity Period or Money Market Rate Maturity Period or Euro-Rate Maturity Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day is after the Expiration Date in which event, such Maturity Period shall end on the immediately preceding Business Day;

            (iii) Each Euro-Rate Maturity Period shall begin on a London Business Day, and the duration of each Euro-Rate Maturity Period shall be determined in accordance with the definition of the term "month" herein;

            (iv) Notwithstanding any other provision of this Agreement, the Borrower may not fix a Maturity Period that would end after the Expiration Date.

The principal amount of each Loan shall be due and payable on the last day of the Maturity Period corresponding thereto (the "Maturity Date" therefor).

      (c) Transactional Amounts. Every request for a Loan and every prepayment of a Loan shall be in a principal amount such that, after giving effect thereto, the principal amount of such Loan shall be as set forth in the table below:

        Type of Loan                    Allowable Principal Amounts
   ----------------------      ----------------------------------------------

   AB Rate Loan                $500,000 plus an integral multiple of $1,000

   Money Market Rate Loan      $500,000 plus an integral multiple of $1,000

   Euro-Rate Loan              $1,000,000 plus an integral multiple of $1,000

      (d) Interest After Maturity. After the principal amount of any Loan shall have become due (by acceleration or otherwise), such Loan shall bear interest for each day until paid (before and after judgment) at a rate per annum (based on a year of 365 or 366 days, as the case may be) which shall be 2% above the then-current Prime Rate of Mellon, such interest rate to change automatically from time to time effective as of the effective date of each change in such Prime Rate.

      (e) Euro-Rate Unascertainable; Impracticability. If

      (i) on any date on which a Euro-Rate would otherwise be set the Agent shall have in good faith determined (which determination shall be conclusive) that adequate and reasonable means do not exist for ascertaining such Euro-Rate; or

      (ii) on any date on which a Euro-Rate would otherwise be set the Required Banks shall have in good faith determined (which determination shall be conclusive absent manifest error) that the effective cost to each of such Required Banks of funding its Loan to which such rate would apply, will exceed the interest rate payable by the Borrower in respect thereof under this Agreement; or

      (iii) at any time any Bank shall have determined in good faith (which determination shall be conclusive absent manifest error) that the making, maintenance or funding by such Bank of any Euro-Rate Loan has been made impracticable or unlawful by (A) the occurrence of a contingency which materially and adversely affects the interbank eurodollar market, or (B) compliance by such Bank or a Notional Euro Rate Funding Office of such Bank in good faith with any Law or guideline or interpretation or administration thereof by any Official Body charged with the interpretation or administration thereof or with any request or directive of any such Official Body (whether or not having the force of law);

then, and in any such event, such Bank or Banks shall forthwith so notify the Agent, and the Agent shall forthwith advise the other Banks and the Borrower thereof. A certificate as to the specific circumstances specified in such notice shall be promptly submitted by such Bank or Banks to the Agent (which shall promptly confirm the same to the Borrower and the other Banks).

      Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given) the obligation of each of the Banks (in the case of clauses (i) and (ii) above) or of the Bank giving such notice (in the case of clause (iii) above) to allow the Borrower to select the Euro-Rate Option, shall be suspended until the Bank furnishing such notice shall have later notified the Agent of its determination in good faith (which determination shall be presumed correct) that the circumstances giving rise to such previous determination no longer exist.

      If a Bank notifies the Agent of a determination under subsection (iii) of this Section 2.05(e), any Euro Rate Loans covered by such notice which are then outstanding shall be due and payable on the date specified in such notice. Absent contrary notice from the Borrower to the Agent by 12:00 o'clock Noon, Pittsburgh time, one Business Day prior to such date, the Borrower shall, at the option of the Agent, be deemed to have notified the Agent at such time pursuant to Section 2.05(a) to the effect that the Borrower requests the Banks to make AB Rate Loans to the Borrower on such date in an aggregate principal amount equal to the aggregate principal amount of the outstanding Loans covered by such notice.

      If, at the time the Agent or the Required Banks, as the case may be, make a determination under subsection 2.05(e) in respect of the Euro-Rate Option, the Borrower has previously notified the Agent that it wishes to select that Option in respect of a proposed Loans, but such Option has not yet gone into effect, such notification shall be deemed to provide for selection of the AB Rate Loan instead of a Euro Rate Loan.

      2.06. Prepayments. Subject to Section 2.09(b) hereof, the Borrower shall have the right at its option from time to time to prepay any Loan in whole or in part upon at least: (i) in the case of any AB Rate Loan or Money Market Rate Loan, one Business Day's prior written notice to the Agent or, if applicable, any Bank which has made a Money Market Rate Loan which is the subject of any prepayment, and Borrower shall simultaneously with making any such prepayment provide a notice of prepayment to Agent, provided, however, that any prepayment of any AB Rate Loan or Money Market Rate Loan shall be in a minimum principal amount of $500,000; and (ii) five Business Days' prior written notice to the Agent in the case of any Euro-Rate Loan; provided, however that any prepayment of any Loan referenced in this clause (ii) shall be in a minimum principal amount of $1,000,000. Whenever the Borrower desires to prepay any part of any Loan, it shall provide notice in writing to the Agent, or in the case of any Bank which has made a Money Market Rate Loan which is the subject of any prepayment, to such Bank with copies of such notice delivered simultaneously to Agent setting forth the following information:

            (a) The date, which shall be a Business Day, on which the proposed prepayment is to be made;

            (b) The Maturity Date, principal amount of, and interest rate Option applicable to, the Loan to be prepaid; and

            (c)   The principal amount to be prepaid.

In the case of AB Rate Loans and Euro Rate Loans only, the Agent shall deliver prepayment notices received from the Borrower to the other Banks. Notice having been so provided, and on the date specified in such notice the principal amount of the Loan specified in such notice, together with interest on such principal amount to such date and any amounts due under Section 2.09(b), shall be due and payable.

      2.07. Interest Payment Dates. Interest on each AB Rate Loan and each Money Market Rate Loan shall be due and payable on the Maturity Date thereof. Interest on each Euro-Rate Loan shall be due and payable on the Maturity Date thereof and, if the corresponding Euro-Rate Maturity Period is longer than three months, also every third month during such Maturity Period. After maturity of any Loan (by acceleration or otherwise), interest on such Loan shall be due and payable on demand.

      2.08. Payments. All payments and prepayments to be made in respect of principal, interest, Commitment Fees or other amounts due from the Borrower hereunder or under any Note shall be payable at 12:00 o'clock Noon, Pittsburgh time, on the day when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and an action therefore shall accrue on and as of the expiration of any grace period. Unless otherwise agreed by the Agent, such payments shall be made to the Agent at its respective Office in Dollars in funds immediately available at such Office. Such payments shall be made without setoff, counterclaim or other deduction of any nature, and shall be distributed by the Agent to each Bank pro-rata based upon the Commitments of each Bank, except as may be otherwise provided herein. Prepayments made by Borrower on account of Money Market Rate Loans which any Bank has made shall be made by Borrower directly to such Bank provided, however, Borrower shall, simultaneously with making any such prepayment, deliver a notice of such prepayment to each of the Banks. The Borrower shall, at the time of making each prepayment under this Agreement, specify to the Agent the Loan or Loans or other amounts payable by the Borrower hereunder to which such payment is to be applied and, if the Borrower fails to so specify or if an Event of Default has occurred, the Agent may distribute such payment to the Banks in such manner as it or the Required Banks may determine to be appropriate. To the extent permitted by law, after there shall have become due (by acceleration or otherwise) interest, Commitment Fees or any other amounts due from the Borrower hereunder or under any Note (excluding overdue principal, which shall bear interest as described in Section 2.05(d) hereof, but including interest payable under this Section 2.08), such amounts shall bear interest for each day until paid (before and after judgment), payable on demand, at a rate per annum (based on a year of 365 or 366 days, as the case may be) which shall be 2% above the then-current Base Rate or Prime Rate, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate or Prime Rate.

      2.09. Additional Compensation in Certain Circumstances.

      (a) Increased Costs or Reduced Return Resulting From Taxes. Reserves; Capital Adequacy Requirements; Expenses. etc. If any now existing or hereafter adopted Law or guideline or interpretation or application thereof by any Official Body charged with the interpretation or administration thereof or compliance with any request or directive of any Official Body (whether or not having the force of law) hereafter:

            (i) subjects a Bank or any Notional Euro-Rate Funding Office of any Bank to any tax or changes the basis of taxation with respect to this Agreement, the Notes, the Loans or payments by the Borrower of principal, interest, Commitment Fees or other amounts due from the Borrower hereunder or under the Notes (except for taxes on the overall net income of any Bank or such Notional Euro-Rate Funding Office imposed by the jurisdiction in which any Bank's respective principal office or Notional Euro-Rate Funding Office is located),

            (ii) imposes, modifies or deems applicable any reserve, special deposit or similar requirement against assets held by, credit extended by, deposits with or for the account of, or other acquisition of funds by, a Bank or its respective Notional Euro-Rate Funding Office (other than requirements expressly included herein in the determination of the Euro-Rate hereunder),

            (iii) imposes, modifies or deems applicable any capital adequacy or similar requirement (A) against assets (funded or contingent) of, or credits or Commitments to extend credit by, a Bank or its respective Notional Euro-Rate Funding Office or holding company, or (B) otherwise applicable to the obligations of a Bank or its respective Notional Euro-Rate Funding Office under this Agreement, or

            (iv) imposes upon a Bank or its respective Notional Euro-Rate Funding Office any other condition or expense with respect to this Agreement, the Note held by any Bank or its making, maintenance or funding of any Loans, and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense (including loss of margin) upon a Bank or its respective Notional Euro-Rate Funding Office with respect to this Agreement, its Note or the making, maintenance or funding of any part of any Loan or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the return on such Bank's or holding company's capital, of such Bank or the Bank holding company which is the parent of such Bank (taking into account the Bank's policies with respect to capital adequacy) by an amount which such Bank deems to be material (such Bank being deemed for this purpose to have made, maintained or funded each Euro-Rate Loan from a Corresponding Source of Funds), such Bank shall from time to time notify the Agent, who will in turn notify the Borrower of the amount determined (using any averaging and attribution methods) by such Bank in good faith (which determination shall be conclusive) to be necessary to compensate such Bank or its Notional Euro-Rate Funding Office for such increase in cost, reduction in income or additional expense reasonably allocable to the making, maintenance or funding of Loans hereunder; provided that, if such Bank has withheld or delayed its issuance of such notice, such Bank shall not be entitled to receive additional amounts pursuant to this Section 2.09(a) for periods occurring prior to the 90th day before the Bank gave such notice, and provided further that each Bank agrees not to seek such compensation unless it seeks similar compensation from other borrowers of such Bank from which it is entitled to seek compensation. Such amount shall be due and payable by the Borrower to Agent for distribution to such Bank no later than ten (10) business days after such notice from Agent is given. A certificate by such Bank as to the amount due under this 2.09(a) from time to time describing in reasonable detail the determination of such amount shall be conclusive absent manifest error. Each Bank agrees that it will use good faith efforts promptly to notify the Agent of the occurrence of any event that would give rise to a payment under this
Section 2.09(a).

      (b) Indemnity. In addition to the compensation required by subsection (a) of this Section 2.09, the Borrower shall indemnify each Bank against any loss or expense (including loss of margin) which the applicable Bank has sustained or incurred as a consequence of any

            (i) payment or prepayment of any part of any Euro-Rate Loan or Money Market Rate Loan on a day other than the last day of the corresponding Maturity Period (whether or not such payment or prepayment is mandatory including, without limitation a prepayment required to be made under Section 2.03(c) hereof, and whether or not such payment or prepayment is then due),

            (ii) attempt by the Borrower to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any notice stated herein to be irrevocable (such Bank having in its discretion the options
      (A) to give effect to any such attempted revocation and obtain indemnity under this Section 2.09(b) or (B) to treat such attempted revocation as having no force or effect, as if never made), or

            (iii) default by the Borrower in the performance or observance of any covenant or condition contained in this Agreement or the Notes, including without limitation any failure of the Borrower to pay when due (by acceleration or otherwise) any principal, interest, Commitment Fees or any other amount due hereunder or under the Notes, or

            (iv) claims, demands, losses or expenses incurred by or asserted against any Bank or the Agent in connection with the Borrower's use of the proceeds of any Loan and/or any Bank's role as a lender hereunder except to the extent caused by such Bank's gross negligence or willful misconduct.

If a Bank sustains or incurs any such loss or expense it shall from time to time notify the Borrower of the amount determined by such Bank in good faith (which determination shall be conclusive) to be necessary to indemnify such Bank for such loss or expense (the Bank being deemed for this purpose to have made, maintained or funded each Euro-Rate Loan from a Corresponding Source of Funds). Such amount shall be due and payable by the Borrower to such Bank ten
(10) Business Days after such notice is given. Notwithstanding the provisions of this Section 2.09(b), the Borrower shall not be required to indemnify such Bank as a consequence of any of the events specified in clauses (i) through
(iv) of this Section 2.09(b) if the sole cause of such event is an act of God, civil commotion, governmental action, fire, explosion, strike or other industrial disturbance, equipment malfunction or any other cause that is beyond the Borrower's reasonable control.

      2.10. Funding by Branch, Subsidiary or Affiliate.

      (a) Notional Funding. Each Bank shall have the right from time to time, prospectively or retrospectively, without notice to the Borrower, to deem any branch, subsidiary or affiliate of such Bank to have made, maintained or funded any of the Bank's Euro-Rate Loans at any time. Any branch, subsidiary or affiliate so deemed shall be known as a "Notional Euro-Rate Funding Office." Each Bank shall deem any of its Euro-Rate Loans or the funding therefor to have been transferred to a different Notional Euro-Rate Funding Office if such transfer would avoid or cure an event or condition described in Section 2.05(e)(ii) hereof or would lessen compensation payable by the Borrower under
Section 2.09(a) hereof, and if such Bank determines in its sole discretion that such transfer would be practicable and would not have an adverse effect on such Bank or on such Loans, such Bank or its Notional Euro-Rate Funding Office (it being assumed for purposes of such determination that each such Euro-Rate Loan is actually made or maintained by or funded through the corresponding Notional Euro-Rate Funding Office). Notional Euro-Rate Funding Offices may be selected by each Bank respectively without regard to each Bank's actual methods of making, maintaining or funding Loans or any sources of funding actually used by or available to such Bank.

      (b) Actual Funding. Each Bank shall have the right from time to time to make or maintain any Euro-Rate Loan by arranging for a branch, subsidiary or affiliate of such Bank to make or maintain such Loan. Each Bank shall have the right to hold any applicable Note payable to its order for the benefit and account of such branch, subsidiary or affiliate. If a Bank causes a branch, subsidiary or affiliate to make or maintain any Loan hereunder, all terms and conditions of this Agreement shall, except where the context clearly requires otherwise, be applicable to such Loan to the same extent as if such Loan were made or maintained by such Bank.


                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to each Bank to induce the Banks to make Loans hereunder that:

      3.01. Organization and Qualification. The Borrower and each of its Subsidiaries are corporations duly organized, validly existing and in good standing under the laws of the their respective jurisdictions of incorporation; each of the Borrower and its Subsidiaries has the power and authority to own its properties as assets, and to carry on its business as presently conducted and is qualified to do business in those jurisdictions in which its ownership of property or the nature of its business activities is such that failure to receive or retain such qualification would have a Material Adverse Effect upon the business, operations or condition (financial or otherwise) of the enterprise comprised of the Borrower and its Consolidated Subsidiaries taken as a whole. A list of the Borrower's Subsidiaries setting forth their respective jurisdictions of incorporation is set forth in Schedule 1 hereto.

      3.02. Corporate Power and Authorization. The Borrower has corporate power and authority to make and carry out this Agreement, to make the borrowings provided for herein, to execute and deliver the Notes and to perform its obligations hereunder and under the Notes; all such action has been duly authorized by all necessary corporate proceedings on its part.

      3.03. Financial Statements. The Borrower has furnished to each Bank copies of the audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries including a consolidated balance sheet and related statements of income and retained earnings for the fiscal year ending March 29, 1997. Such financial statements fairly present the financial position of the Borrower and its Consolidated Subsidiaries as of the date of such reports and the consolidated results of their operations and cash flows for the fiscal periods then ended, in conformity with generally accepted accounting principles applied on a consistent basis and have been examined and reported upon by Arthur Andersen & Co., independent, certified public accountants.

      3.04. Litigation. There is no litigation or governmental proceeding by or against the Borrower pending or, to its knowledge, threatened, which in the reasonable judgment of the Borrower, involves or could involve any Material Adverse Effect on the business, operations, prospects or condition (financial or otherwise) of the enterprise represented by the Borrower and its Consolidated Subsidiaries taken as a whole.

      3.05. No Adverse Changes. Since March 29, 1997 there has been no material adverse change in the business, operations, prospects or condition (financial or otherwise) of the enterprise represented by the Borrower and its Consolidated Subsidiaries taken as a whole.

      3.06. No Conflicting Laws or Agreements; Consents and Approvals. (a) Neither the execution and delivery of this Agreement, the consummation of the transactions herein contemplated nor compliance with the terms and provisions hereof or of the Notes will conflict with or result in a breach of any of the terms, conditions or provisions of the articles of incorporation or by-laws of the Borrower or of any Law or of any agreement or instrument to which the Borrower is a party or by which it is bound or to which it is subject, or constitute a default thereunder or result in the creation or imposition of any Lien of any nature whatsoever upon any of the property of the Borrower pursuant to the terms of any such agreement or instrument.

      (b) No authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any Official Body is or will be necessary or advisable in connection with execution and delivery of this Agreement, of the Notes, consummation of the transactions herein or therein contemplated, performance of or compliance with the terms and conditions hereof or thereof.

      3.07. Execution and Binding Effect. This Agreement has been duly and validly executed and delivered by the Borrower. This Agreement constitutes, and the Notes when duly executed and delivered by the Borrower pursuant to the provisions hereof will constitute, legal, valid and binding obligations of the Borrower, enforceable in accordance with the terms thereof except, as to the enforcement of remedies, for limitations imposed by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally including, without limitation, Laws with respect to fraudulent conveyance, or by Laws limiting the right of specific performance or by general principles of equity.

      3.08. ERISA Matters. (i) Each Plan has been maintained, in all material respects, in accordance with its terms and with all provisions of ERISA applicable thereto, (ii) no Reportable Event has occurred and is continuing with respect to any Plan and (iii) the Borrower has not incurred any liability to PBGC.

      3.09. Taxes. All tax returns required to be filed by the Borrower have been properly prepared, executed and filed. All taxes, assessments, fees and other governmental charges upon the Borrower or upon its properties, income or sales which are due and payable have been paid. The reserves and provisions for taxes on the books of the Borrower are adequate for all open years and for its current fiscal period.

      3.10. Regulation U. The Borrower will make no borrowing hereunder for the purpose of buying or carrying any "margin stock" as such term is used in Regulation U of the Board of Governors of the Federal Reserve System. The Borrower is not engaged in the business of extending credit to others for the purposes of buying or carrying any "margin stock."

      3.11. Environmental Matters. The Borrower and each Subsidiary and their respective Environmental Affiliates is now in material compliance with all applicable Environmental Laws. There are, to the Borrower's knowledge after due inquiry, no circumstances that may prevent or interfere with such material compliance in the future. The Borrower and each Subsidiary and their respective Environmental Affiliates have all material Environmental Approvals necessary or desirable for the ownership and operation of their respective properties, facilities and businesses as presently owned and operated and as presently proposed to be owned and operated and for the manufacture, use, production and distribution of their respective products and equipment as presently done and as presently proposed to be done. Except as disclosed in Schedule 2 hereto, there is no Environmental Claim pending or threatened, and, to the Borrower's knowledge, there are no past or present acts, omissions, events or circumstances that could form the basis of any Environmental Claim, against the Borrower or any Subsidiary. To the best of the Borrower's knowledge, no facility or property now or previously owned, operated or leased by the Borrower or any Subsidiary or any of its respective Environmental Affiliates is an Environmental Cleanup Site. To the best of the Borrower's knowledge, except as set forth on Schedule 2, neither the Borrower nor any Subsidiary nor any of its respective Environmental Affiliates has directly transported or directly arranged for the transportation of any Environmental Concern Materials to any Environmental Cleanup Site. No Lien exists, and, to the best of the Borrower's knowledge, except as set forth on Schedule 2, no condition exists which could result in the filing of a Lien, against any property of the Borrower or any Subsidiary or any of its respective Environmental Affiliates, under any Environmental Law.

      3.12. Patents. Licenses Franchises. The Borrower and each Subsidiary own or possess all the patents, trademarks, service marks, trade names, copyrights, licenses, franchises, permits and rights with respect to the foregoing necessary to own and operate their respective properties and to carry on their respective businesses as presently conducted and presently planned to be conducted without conflict with the rights of others.

      3.13. Investment Company: Public Utility Holding Company. The Borrower:
(a) is not an investment company within the meaning of the Investment Company Act of 1940; and (b) is exempt from registration under the Public Utility Holding Company Act of 1935.

      3.14. Accurate and Complete Disclosure. To the best of the Borrower's knowledge, the Borrower has disclosed to each Bank in writing every fact which materially and adversely affects, or which so far as the Borrower can reasonably foresee would materially and adversely affect, the business, operations, prospects or condition (financial or otherwise) of the Borrower or the ability of the Borrower to perform its obligations under this Agreement and the Notes.

      3.15. Absence of Violations. The Borrower is not in violation of any charter document, corporate minute or resolution, any instrument or agreement, in each case binding on it or affecting its property, or any requirement of law, in a manner which could have a materially adverse effect, including without limitation all applicable federal and state tax laws, ERISA and environmental laws. For purposes hereof materially adverse effect shall mean any "materially adverse effect" on the financial condition or business operations of the Borrower or material impairment of the ability of the Borrower in perform its obligations hereunder or under any of the loan documents.


                                   ARTICLE IV
                             CONDITIONS OF LENDING

The obligations of each Bank to make any Loan hereunder are subject to the accuracy as of the date hereof of the representations and warranties herein contained, to the performance by the Borrower of its obligations to be performed hereunder on or before the date of such Loans and to the satisfaction of the following further conditions:

      4.01. Representations and Warranties: Events of Default and Potential Defaults. The representations and warranties contained in Article III hereof shall be true on and as of the date of each Loan hereunder with the same effect as though made on and as of each such date, and on the date of each Loan hereunder and no Event of Default and no Potential Default shall have occurred and be continuing or exist or shall occur or exist after giving effect to the Loans to be made on such date. Failure of Agent to receive notice from the Borrower to the contrary before any Loan is made or deemed made hereunder shall constitute a representation and warranty by the Borrower that (i) the representations and warranties contained in Article III hereof are true and correct on and as of the date of such Loan with the same effect as though made on and as of such date and (ii) on the date of such Loan no Event of Default or Potential Default has occurred and is continuing or exists or will occur or exist after giving effect to such Loan.

      4.02. Proceedings and Incumbency. There shall have been delivered to each Bank a certificate in form and substance satisfactory to each Bank dated the Closing Date and signed on behalf of the Borrower by the Secretary or an Assistant Secretary of the Borrower, certifying as to (a) true copies of all corporate action taken by the Borrower relative to this Agreement and the Notes, including but not limited to that described in Section 3.02 hereof and
(b) the names, true signatures and incumbency of the officer or officers of the Borrower authorized to execute and deliver this Agreement and the Notes. Each Bank may conclusively rely on such certificates unless and until a later certificate revising the prior certificates have been furnished to the Banks.

      4.03. Opinion of Counsel. There shall have been delivered to each Bank a written opinion addressed to the Agent, dated the Closing Date, of Lisa Lopez, General Counsel of the Borrower, in form and substance satisfactory to Agent, as to the matters referred to in Sections 3.01, 3.02, 3.04, 3.06 and 3.07 hereof (except that as to the matters referred to in Sections 3.04 and 3.06 such opinion may be limited to the knowledge of such counsel).

      4.04. Details. Proceedings and Documents. All legal details and proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory to Agent, and Agent shall have received all such counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to it, as Agent may from time to time reasonably request.


                                   ARTICLE V
                             AFFIRMATIVE COVENANTS

The Borrower hereby covenants to each Bank and agrees that from and after the Closing Date and so long as it may borrow hereafter and until payment and performance in full of the obligations of the Borrower hereunder and under the Notes as follows:

      5.01. Reporting and Information Requirements. The Borrower shall deliver to Agent with sufficient copies for distribution to the Banks:

      (a) Annual Reports. As soon as practicable and in any event within 100 days after the close of each fiscal year of the Borrower, audited consolidated statements of income, retained earnings and cash flows of the Borrower and its Consolidated Subsidiaries for such fiscal year and a consolidated audited balance sheet of the Borrower and its Consolidated Subsidiaries as of the close of such fiscal year, and notes to each, all in reasonable detail and in accordance with GAAP, setting forth in comparative form the corresponding figures for the preceding fiscal year, with such statements and balance sheets to be certified by independent public accountants of recognized national standing selected by the Borrower and acceptable to Agent, the certificate or report of such accountants shall be free of exceptions or qualifications not reasonably acceptable to Agent.

      (b) Quarterly Statements. Within 60 days after the end of the first, second and third quarterly accounting periods in each fiscal year of the Borrower, copies of the unaudited consolidated balance sheets of the Borrower and its Consolidated Subsidiaries as of the end of such accounting period and of the consolidated income statements of the Borrower and its Consolidated Subsidiaries for the elapsed portion of the fiscal year ended with the last day of such accounting period, all in reasonable detail subject to year-end audit adjustments and certified by the principal financial officer of the Borrower to have been prepared in accordance with generally accepted accounting principles consistently applied by the Borrower except as explained in such certificate.

      (c) Compliance Certificates. Within 100 days after the end of each fiscal year of the Borrower and within 60 days after the end of each of the first three quarters of each fiscal year, a certificate dated as of the end of such fiscal year or quarter, signed on behalf of the Borrower by a principal financial officer, (i) stating that as of the date thereof no Event of Default or Potential Default has occurred and is continuing or exists, or if an Event of Default or Potential Default has occurred and is continuing or exists, specifying in detail the nature and period of existence thereof and any action with respect thereto taken or contemplated to be taken by the Borrower, (ii) stating in reasonable detail the information and calculations necessary to establish compliance with the provisions of Article VI hereof, and (iii) stating that the signer has reviewed this Agreement and that such certificate is based on an examination made by or under the supervision of the sinner sufficient to assure that such certificate is accurate.

      (d) Further Information. Promptly, such other information and in such form as Agent or any Bank may reasonably request with sufficient copies for distribution to each of the Banks. The Borrower shall deliver such information to the requesting Bank and the Agent simultaneously (with the Agent receiving sufficient copies for distribution to the Banks). The Agent shall provide copies thereof to each of the other Banks.

      (e) Notice of Event of Default. Immediately upon becoming aware of any Event of Default or Potential Default the Borrower shall give Agent notice thereof, together with a written statement of the president or a principal financial officer of the Borrower setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by the Borrower and Agent shall distribute such notice in accordance with the requirements of
Section 9.05(b) hereof.

      (f) Notice of Material Adverse Change. Promptly upon becoming aware thereof, the Borrower shall give Agent notice of any material adverse change in the business, operations or condition (financial or otherwise) of the Borrower or of the enterprise represented by the Borrower and its Subsidiaries taken as a whole, a copy of which notice Agent shall distribute to the Banks.

      (g) Notice of Material Proceedings. Promptly upon becoming aware thereof the Borrower shall give Agent notice of the commencement, existence or threat of any proceeding or a material change in any existing material proceeding by or before any Official Body against or affecting the Borrower which, if adversely decided, would have a Material Adverse Effect on the business, operations, prospects or condition (financial or otherwise) of the Borrower or on the ability of the Borrower to perform its obligations under this Agreement or the Notes, a copy of which notice Agent shall distribute to the Banks.

      (h) Notice of Pension-Related Events. Promptly after the Borrower, any Controlled Group Member or any administrator of a Plan:

            (i) has knowledge of the occurrence of a Reportable Event with respect to a Plan or that action has been or will be taken by any Person to terminate any Plan in accordance with Section 4041 of ERISA or otherwise, or

            (ii) files a notice of intent to terminate a Plan with the Internal Revenue Service or the PBGC; or files with the Internal Revenue Service a request pursuant to Section 412(d) of the Code for a variance from the minimum funding standard for a Plan; or files a return with the Internal Revenue Service with respect to the tax imposed under Section 4971(a) of the Code for failure to meet the minimum funding standards established under Section 412 of the Code for a Plan, the Borrower will furnish to Agent a copy of any notice, a copy of which notice Agent shall distribute to the Banks, return or other written materials applicable or required to be filed by the Borrower in respect thereof; the most recent Annual Report (Form 5500 Series) and attachments thereto for the Plan; the most recent actuarial report for the Plan; and a written statement of the President or chief financial officer of the Borrower describing the event or the action taken and the reasons therefor.

      (i) Visitation. The Borrower shall permit such Persons as Agent or any Bank may designate to visit and inspect any of the properties of the Borrower, to discuss its affairs with its financial management and accountants, and provide such other information relating to the business and financial condition of the Borrower at such times as Agent or any Bank may reasonably request and the Borrower may reasonably agree. The Borrower hereby authorizes its financial management to discuss with any Bank the affairs of the Borrower. Any information the Borrower so provides shall also be given to the Agent with sufficient copies for delivery to each of the Banks. The Agent shall deliver copies of such written information to each of the other banks.

      5.02. Preservation of Existence and Franchises. The Borrower shall and shall cause each of its Subsidiaries to maintain its corporate existence, rights and franchises in full force and effect in its jurisdiction of incorporation. The Borrower shall and shall cause each of its Subsidiaries to qualify and remain qualified as a foreign corporation in each jurisdiction in which failure to receive or retain such qualification would have a Material Adverse Effect on the business, operations or financial condition of the Borrower or such Subsidiary.

      5.03. Insurance. The Borrower shall maintain with financially sound and reputable insurers insurance with respect to its properties and business and against such liabilities, casualties and contingencies and of such types and in such amounts as is customary in the case of corporations engaged in the same or a similar business or having similar properties similarly situated.

      5.04. Maintenance of Properties. The Borrower shall maintain or cause to be maintained in good repair, working order and condition the properties now or hereafter owned, leased or otherwise possessed by and used or useful in its business and shall make or cause to be made all needful and proper repairs, renewals, replacements and improvements thereto so that the business carried on in connection therewith may be properly conducted at all times, provided, however, that the foregoing shall not impose on the Borrower any obligation in respect of any property leased by the Borrower in addition to the Borrower's obligations under the applicable document creating the Borrower's lease or tenancy.

      5.05. Payment of Taxes and Other Potential Charges and Priority Claims:
Payment of Other Current Liabilities. The Borrower shall and shall cause each of its Subsidiaries to pay or discharge:

      (a) on or prior to the date on which penalties attach thereto, all taxes, assessments and other governmental charges or levies imposed upon it or any of its properties or income (including such as may arise under Section 4062, Section 4063 or Section 4064 of ERISA, or any similar provision of law);

      (b) on or prior to the date when due, all lawful claims of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons which, if unpaid, might result in the creation of a Lien upon any such property; and

      (c) on or prior to the date when due, all other lawful claims which, if unpaid, might result in the creation of a Lien upon any such property (other than Liens not forbidden by Section 6.06 hereof) or which, if unpaid, might give rise to a claim entitled to priority over general creditors of the Borrower in a case under Title 11 (Bankruptcy) of the United States Code, as amended, or in any insolvency proceeding or dissolution or winding-up involving the Borrower or such Subsidiary;

provided that, unless and until foreclosure, distraint, levy, sale or similar proceedings shall have been commenced, the Borrower need not pay or discharge any such tax, assessment, charge, levy or claim so long as the validity thereof is contested in good faith and by appropriate proceedings diligently conducted and so long as such reserves or other appropriate provisions as may be required by GAAP shall have been made therefor and so long as such failure to pay or discharge does not have a Material Adverse Effect on the business, operations or financial condition of the Borrower and its Subsidiaries, taken as a whole.

      5.06. Financial Accounting Practices. The Borrower shall and shall cause each of its Subsidiaries to make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect its transactions and dispositions of its assets and maintain a system of internal accounting controls sufficient to provide reasonable assurances that transactions are recorded as necessary to permit preparation of financial statements required under Section 5.01 hereof in conformity with GAAP and to maintain accountability for assets.

      5.07. Compliance with Laws. The Borrower shall and shall cause each of its Subsidiaries to comply with all applicable Laws (including but not limited to ERISA, the Code and any applicable product safety or Environmental Law) in all respects; provided that the Borrower or any Subsidiary shall not be deemed to be in violation of this Section 5.07 as a result of any failures to comply which would not result in fines, penalties, injunctive relief or other civil or criminal liabilities which, in the aggregate, would materially adversely affect the business, operations, prospects or condition (financial or otherwise) of the enterprise represented by the Borrower and its Consolidated Subsidiaries taken as a whole or the ability of the Borrower to perform its obligations under this Agreement or the Notes.

      5.08. Use of Proceeds. The Borrower shall use the proceeds of all Loans hereunder for its general corporate purposes.

      5.09. Continuation Of and Change In Business. The Borrower and its Subsidiaries shall continue to engage in the business and activities substantially as currently engaged in and the Borrower shall not engage in any other unrelated businesses or activities to any substantial degree.


                                   ARTICLE VI
                               NEGATIVE COVENANTS

The Borrower covenants to each Bank and agrees, from and after the Closing Date and so long as it may borrow hereunder and until payment and performance in full of the obligations of the Borrower hereunder and under the Notes, as follows:

      6.01. Financial Maintenance Covenants.

      (a) Tangible Net Worth. The Borrower shall maintain Consolidated Tangible Net Worth which is at all times equal to $160,000,000 increased yearly on a cumulative basis by an amount equal to fifty percent (50%) of the Consolidated Net Income for the preceding fiscal year beginning with the fiscal year ending 1997 provided, however, that if in any year Consolidated Net Income constitutes a loss, there shall be no deduction or adjustment to the foregoing reflecting such loss.

      (b) Debt/Worth. The ratio of Consolidated Total Indebtedness to Consolidated Tangible Net Worth shall at no time exceed 0.5 to 1.0.

      (c) Operating Cash Flow/Total Debt Service. The ratio of Operating Cash Flow to Total Debt Service shall at no time be less than 2 to 1, provided, however, that for the purposes of this Section 6.01 (c): (i). Operating Cash Flow shall mean Operating Cash Flow of the Borrower and its Consolidated Subsidiaries for the most recent and three prior fiscal quarters; and (ii) Total Debt Service shall mean Total Debt Service of the Borrower and its Consolidated Subsidiaries for the most recent and three prior fiscal quarters.

      6.02. Merger. The Borrower shall not, and shall not permit any Subsidiary to, merge with or into or consolidate with any other Person, or agree to do any of the foregoing, except that if no Event of Default or Potential Event of Default shall occur and be continuing or shall exist at the time of such merger or consolidation or immediately thereafter and after giving effect thereto:

      (a) a Subsidiary may merge with or into or consolidate with any other Subsidiary;

      (b) the Borrower may merge with any other corporation, including a Subsidiary, if the Borrower shall be the surviving corporation;

      (c) if the consent of the Required Banks is obtained, the Borrower may merge into or consolidate with any other corporation incorporated under the laws of any of the United States if the corporation into which the Borrower is merged or which is formed by such consolidation shall expressly assume all obligations of the Borrower under this Agreement.

      6.03. Dispositions of Assets. The Borrower shall not, and shall not permit any Subsidiary to sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily (any of the foregoing being referred to in this Section 6.03 as a "transaction" and any series of related transactions constituting but a single transaction), any of its properties or Assets, tangible or intangible (including but not limited to sale, assignment, discount or other disposition of accounts, contract rights, chattel paper or general intangibles with or without recourse), except:

      (a) transactions in the ordinary course of business involving current assets or leases of warehouse space;

      (b) sales, conveyances, assignments or other transfers or dispositions in immediate exchange for cash or tangible assets, provided that any such sales, conveyances or transfers shall not individually, or in the aggregate, exceed $15,000,000 in any fiscal Year; or

      (c) dispositions of equipment or other property which is obsolete or no longer used or useful in the conduct of the business of the Borrower.

      6.04 Liens. The Borrower shall not, and shall not permit any Subsidiary to at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired or agree or become liable to do so, except:

      (a) Liens existing on the date hereof listed on Schedule 6.04 annexed hereto (and extension/s, renewal and replacement Liens upon the same property, provided the amount secured by each Lien constituting such an extension, renewal or replacement Lien shall not exceed the amount secured by the Lien theretofore existing);

      (b) Liens arising from taxes, assessments, charges, levies or claims described in Section 5.05 hereof that are not yet due or that remain payable without penalty or to the extent permitted to remain unpaid under the provision of such Section 5.05;

      (c) Liens on property securing all or part of the purchase price thereof to the Borrower and Liens (whether or not assumed) existing in property at the time of purchase thereof by the Borrower (and extension, renewal and replacement Liens upon the same property), provided -

            (i) each such Lien is confined solely to the property so purchased, improvements thereto and proceeds thereof, and

            (ii) the aggregate amount of the obligations secured by all such Liens on any particular property at any time purchased by the Borrower, as applicable, shall not exceed 100% (if such obligations are not subject when created to United States income taxes) or 90% (in all other cases) of the lesser of the fair market value of such property at such time or the actual purchase price of such property.

      (d) Zoning restrictions, easements, minor restrictions on the use of real property, minor irregularities in title thereto and other minor Liens that do not in the aggregate materially detract from the value of a property or Asset to, or materially impair its use in the business of, the Borrower.

      6.05. Transactions With Affiliates. The Borrower shall not, and shall not permit any Subsidiary to, enter into or carry out any transaction with (including, without limitation, purchase or lease property or services to, loan or advance to or enter into, suffer to remain in existence or amend any contract, agreement or arrangement with) any Affiliate of the Borrower, or directly or indirectly to do any of the foregoing, except transactions with Affiliates in good faith and on terms no less favorable to the Borrower or any Subsidiary than those that could have been obtained in a comparable transaction on an arm's length basis from an unrelated Person.

      6.06. Limitation or Other Restrictions on Dividends by Subsidiaries etc. The Borrower shall not permit any Subsidiary to be or become subject to any restriction of any nature (whether arising by operation of Law, by agreement, by its articles of incorporation, by-laws or other constituent documents of such Subsidiary, or otherwise) on the right of such Subsidiary from time to time to: (i) declare and pay dividends or other distributions with respect to capital stock owned by the Borrower or any Subsidiary, or (ii) pay any indebtedness, obligations or liabilities from time to time owed to the Borrower or any Subsidiary except legal restrictions of general applicability under the corporation law under which such Subsidiary is incorporated, and fraudulent conveyance or similar laws or general applicability for the benefit of creditors of such Subsidiary generally.

      6.07. Loans and Investments. The Borrower shall not and shall not permit any Subsidiary to, at any time make or suffer to remain outstanding any loan or advance to, or purchase, acquire or own any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) in, or any other interest in, or make any capital contribution to, any other Person, or agree, become or remain liable to do any of the foregoing, except:

      (a) trade credit extended, and loans and advances extended to subcontractors or suppliers, under usual and customary terms in the ordinary course of business;

      (b) advances to employees to meet expenses incurred by such employees in the ordinary course of business, advances to employees against commissions or bonuses paid in accordance with the terms of any formal commission/bonus plan, or to meet expenses incurred by such employees in the ordinary course of such business, or to meet education and relocation related expenses incurred in the Borrower's interest;

      (c) loans from a Subsidiary to the Borrower or to another Subsidiary or loans from the Borrower to a Subsidiary:

      (d) investments in the capital stock of a Subsidiary owned on the date hereof;

      (e) investments permitted by the Borrower's Investment Management Policy for cash investments, as such is presently in effect and disclosed to the Banks;

      (f) money market or mutual fund investments from time acquired or maintained by the Borrower if acquired for investment in the ordinary course of business;

      (g) investments in an amount at any time outstanding not to exceed $10,000,000 with respect to any one transaction and $25,000,000 in the aggregate, provided that no Potential Default or Event of Default has occurred and is continuing or would occur after giving effect thereto and, provided such investments are in Persons whose activities are within the scope of the Borrower's activities at the time of the particular investment.

      6.08. Sale-Leasebacks. The Borrower shall not, and shall not permit any Subsidiary to, at any time enter into or suffer to remain in effect any transaction to which the Borrower or such Subsidiary is a party involving the sale, transfer or other disposition by the Borrower or any Subsidiary of any property (now owned or hereafter acquired), with a view directly or indirectly to the leasing back of any part of the same property or any other property used for the same or a similar purpose or purposes in an aggregate amount in excess of $20,000,000 at any time outstanding.

      6.09. Business. The Borrower will not and will not permit any Subsidiary to engage (directly or indirectly) in any businesses other than the businesses in which the Borrower and its Subsidiaries are engaged on the Closing Date and any businesses reasonably related thereto, including any investment in blood centers.

      6.10. Disposition of Stock In and Indebtedness of Subsidiaries. The Borrower will not directly or indirectly sell or otherwise dispose of, or part with control of, any shares of capital stock of a Subsidiary (or any Indebtedness of a Subsidiary) and the Borrower will not permit any Subsidiary directly or indirectly to issue, sell or otherwise dispose of, or part with control of, any shares of capital stock of itself or another Subsidiary (or any Indebtedness of itself or another Subsidiary) (an "indirect" disposition or issuance of shares of capital stock shall include but not be limited to disposition or issuance of warrants, rights or options for, or securities convertible into, such shares), except:

            (i) a Subsidiary may issue and dispose of shares of its own capital stock pursuant to a stock dividend or recapitalization not forbidden by Section 6.02 hereof; and

            (ii) the Borrower may sell or otherwise dispose of the capital stock and Indebtedness of a Subsidiary in a single transaction if the capital stock or Indebtedness to be sold or disposed of does not represent more than 20% of the Consolidated Net Worth of the Borrower and its Consolidated Subsidiaries and as long as no Event of Default or Potential Default exists at the time or after the occurrence of the transaction.


                                  ARTICLE VII
                               EVENTS OF DEFAULT

      7.01. Events of Default. If one or more of the following described Events of Default shall occur, that is to say:

      (a) The Borrower shall default in the payment when due of the principal of any Loan;

      (b) The Borrower shall default in the payment when due of any interest, Commitment Fees, or any other fee or amount payable hereunder which default shall continue for a period of five (5) days from the due date thereof;

      (c) The Borrower shall default in the observance, performance or fulfillment of any covenant contained in Article VI hereof;

      (d) The Borrower shall default (i) in any payment of principal of or interest on any other obligation for borrowed money in principal amount of $200,000 or more beyond any period of grace provided with respect thereto, or
(ii) in the performance of any other agreement, term or condition contained in any such agreement under which any such obligation in principal amount of $100,000 or more is created, if the effect of such default is to cause or permit the holder or holders of such obligation (or trustee on behalf of such holder or holders) to cause such obligation to become due prior to its stated maturity;

      (e) One or more judgments for the payment of money shall have been entered against the Borrower which judgment/s exceed $100,000 in the aggregate and such judgment/s shall remain undischarged or uncontested or not appealed in good faith for a period of thirty (30) consecutive days;

      (f) Any representation or warranty herein made by the Borrower, or any certificate or financial statement furnished pursuant to the provisions hereof, shall prove to have been false or misleading in any material respect as of the time made or furnished;

      (g) The Borrower shall default in the observance, performance or fulfillment of any other covenant, condition or provision hereof and such default shall not be remedied for a period of twenty (20) days after written notice thereof to the Borrower from a Bank or the holder of any Note issued hereunder;

      (h) Any Controlled Group Member shall fail to pay when due any amount which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate any Plan shall be filed under Title IV of ERISA by any Controlled Group Member, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability in respect of, or to cause a trustee to be appointed to administer any Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Plan must be terminated; or there shall occur a complete or partial withdrawal from, followed by a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans by one or more Controlled Group Members;

      (i) A Change in Control shall occur;

      (j) A decree or order by a court having jurisdiction in the premises shall have been entered adjudging the Borrower (or any Subsidiary to the extent such bankruptcy would create a Material Adverse Effect) a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Borrower (or any Subsidiary to the extent such reorganization would create a Material Adverse Effect) under the Federal bankruptcy laws, or any other similar applicable Federal or State law, and such decree or order shall have continued undischarged or unstayed for a period of sixty (60) days; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Borrower or a substantial part of its property, or for the winding up or liquidation of its affairs, shall have been entered, and such decree or order shall have remained in force undischarged and unstayed for a period of sixty
(60) days;

      (k) The Borrower (or any Subsidiary to the extent such Subsidiary's bankruptcy would create a Material Adverse Effect) shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under the Federal bankruptcy laws, or any other similar applicable Federal or State law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or of a substantial part of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or corporate action shall be taken by the Borrower (or any Subsidiary to the extent that such acts by such subsidiary create a Material Adverse Effect) in furtherance of any of the aforesaid purposes;

then, (i) as to any Event of Default specified under subsections (a) through
(i) of this Article VII, the Banks shall be under no further obligation to make Loans hereunder and may, and, upon the written request of the Required Banks shall, by written notice to the Borrower, terminate the Commitments of the Banks, and the Agent may, and upon the written request of the Required Banks', shall, by written notice to the Borrower, declare the unpaid balance of the Loans then outstanding and interest accrued thereon and all other liabilities of the Borrower hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable, without presentment, demand, protest or notice or any kind, all of which are hereby expressly waived; and (ii) as to any Event of Default specified under subsections (j) or (k) of this Article VII, the Banks shall be under no further obligation to make Loans hereunder and the unpaid balance of all Loans from the Banks outstanding hereunder and interest accrued thereon and all other liabilities of the Borrower hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.


                                  ARTICLE VIII
                                 MISCELLANEOUS

      8.01. No Implied Waiver etc. No course of dealing and delay or failure of the Agent or any Bank, or the holder of any Note in exercising any right, power or privilege hereunder shall affect such right, power or privilege; nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies hereunder of the Agent or any Bank and any holder of the Note are cumulative and not exclusive of any rights or remedies which, it or they would otherwise have. Any amendment, waiver, permit, consent or approval of any kind or character on the part of each Bank of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only to the extent in such writing specifically set forth.

      8.02. Set-Off. In case any one or more of the Events of Default described in Article VII hereof shall occur, or upon the happening of any Potential Default, the holder of any Note shall, subject to Section 10.01, have the right, in addition to all other rights and remedies available to it, to set-off against the unpaid balance of the Note held by it any debt owing by such holder to the Borrower, including without limitation any funds in any deposit account maintained by the Borrower with such holder, and such holder shall have and there is hereby created in favor of such holder a security interest in all deposit accounts maintained by the Borrower with such holder. Nothing in this Agreement shall be deemed any waiver or prohibition of any right of banker's lien or set-off under applicable Law.

      8.03. Survival of Provisions. All representations, warranties, covenants and agreements of the Borrower contained herein or made in writing in connection herewith shall survive the execution and delivery of this Agreement, the making of Loans hereunder and the issuance of the Notes.

      8.04. Expenses and Fees: Indemnity. The Borrower agrees to pay and save each Bank harmless against liability for the payment of, all expenses of the Bank (including the reasonable fees and expenses of counsel for such Bank which for all purposes hereof shall include counsel employed by such Bank) enforcement or collection thereof and relating to consents, amendments and waivers hereof. Unless caused by Agent's gross negligence or willful misconduct, the Borrower further agrees to indemnify, defend and hold the Agent and each Bank, its officers, directors and employees harmless from and against all claims, losses, causes of action, damages, liabilities, expenses and costs of any kind which are in any way sustained by the Agent and each Bank and which arise out of or are incident to the execution, delivery, enforcement, performance and administration of this Agreement, the breach by the Borrower of any of its representations hereunder or the failure of the Borrower or any Subsidiary to comply with any Environmental Law.

      8.05. Bank Officer Corporate Capacity

      No Bank nor any of its respective directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his own gross negligence or willful misconduct or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower of any of the terms, conditions, covenants or agreements contained in any related loan document. No Bank shall be responsible to any other Bank for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement, or any other loan documents or other instruments or agreements. Each Bank shall in all cases be fully protected in acting, or refraining from acting, in accordance with its own credit analysis and decision-making for its respective Loans, including any remedies exercised relating thereto. No Bank nor any of its respective directors, officers, employees or agents shall have any responsibility to the Borrower on account of the failure of or delay in performance or breach by any other Bank of any of its obligations hereunder or to any other Bank on account of the failure of or delay in performance or breach by the Borrower of any of its respective obligations hereunder or under any other Loan document or in connection herewith or therewith.

      8.06. Severability. In the event any one or more of the provisions contained in this Agreement or in any other loan document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

      8.07. Holidays. Unless otherwise specified herein, whenever any payment or action to be made or taken hereunder or under the Notes shall be stated to be due on a Saturday, Sunday or public holiday under the laws of the Commonwealth of Pennsylvania, such payment or action shall be made or taken on the next succeeding Business Day and such extension of time shall in such case be included in computing interest, if any, in connection with such payment or action.

      8.08. Notices, etc. Any notice or other communication in connection with this Agreement shall be deemed to have been given or made when received by the party to whom directed. All such notices and other communications shall be in writing unless otherwise provided herein and shall be directed, if to Agent, to One Mellon Bank Center, Pittsburgh, Pennsylvania 15258 Attention: Loan Administration; and if to any Bank at the address set forth on the signature page of this Agreement and if to the Borrower, Haemonetics Corporation, 400 Wood Road, Braintree, MA 02184, Attention: Brigid A. Makes, Chief Financial Officer, in accordance with the latest unrevoked written direction from any party to the other parties hereto.

      8.09. Governing Law: Waiver of Jury Trial. This Agreement and the Notes issued hereunder shall be deemed to be contracts under the laws of the Commonwealth of Massachusetts and for all purposes shall be construed in accordance with the laws of said Commonwealth without regard to conflicts of law principles. ALL PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION ARISING IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT IN CONNECTION THEREWITH.

      8.10. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument.


                                   ARTICLE IX
                                   THE AGENT

      9.01. Appointment. The Banks hereby appoint Mellon to act as contract representative as herein specified for the Banks hereunder. Each of the Banks hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Agent to take such action on its behalf under the provisions hereof, and to exercise such powers and to perform such duties hereunder, as are specifically delegated to or required of the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. The Agent agrees to act as contract representative on behalf of the Banks to the extent provided in this Agreement. Without limiting the generality of the foregoing, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under principles of agency under any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

      9.02. Delegation of Duties. The Agent may perform any of its duties hereunder by or through agents or employees. The Agent may consult with legal counsel (including counsel for the Borrower, whether internal or external), independent public accountants and any other experts selected by it and shall not be liable to the Banks for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accounts or experts.

      9.03. Nature of Duties; Independent Credit Investigation. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Bank; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of the Notes or this Agreement except as expressly set forth herein or therein. Each Bank expressly acknowledges (a) that the Agent has not made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Agent to any Bank; (b) that it has made and will make its own independent investigation of the financial condition and affairs, and its own appraisal of the creditworthiness, of the Borrower in connection herewith; and (c) that the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information except as otherwise provided herein, whether coming into its possession before the making of any Loans or at any time or times thereafter.

      9.04. Actions in Discretion of Agent; Instructions from Banks. The Agent agrees, upon the written request of the Required Banks, to take any action of the type specified as being within the Agent's rights, powers or discretion herein. In the absence of a request by the Required Banks, the Agent shall have the authority pursuant to Section 9.03, in its sole discretion, to take or not to take any such action, unless this Agreement specifically requires the consent of the Required Banks. Any act or failure to act pursuant to such instructions or discretion shall be binding on all the Banks and on all holders of Notes. No Bank shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Banks, or in the absence of such instructions, in the absolute discretion of the Agent, subject to the provisions of Section 9.05.

      9.05. Exculpatory Provisions. (a) Liability of Agent. Neither the Agent nor any of its directors, officers, employees or agents shall be liable to any Bank for any action taken or omitted to be taken by it or them hereunder or in connection herewith, unless caused by its or their own gross negligence or willful misconduct. In performing its functions and duties hereunder on behalf of the Banks, each of the Agent and the Banks shall exercise the same care which it would exercise in dealing with loans as the case may be, for its own account, but it shall not (i) be responsible in any manner to any of the Banks for the effectiveness, enforceability, genuineness, validity or due execution of any Note or this Agreement or for any recital, representation, warranty, document, certificate, report or statement herein or therein, or made or furnished under or in connection with any Note or this Agreement, or (ii) be under any obligation to any of the Banks to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions hereof or thereof on the part of the Borrower, or the financial condition of the Company, or the existence or possible existence of any Event of Default or Potential Default.

      (b) Notice of Default. The Agent shall be under no obligation to any of the Banks to ascertain the existence or possible existence of any Potential Default or Event of Default and shall not be deemed to have knowledge of the occurrence of an Event of Default or Potential Default unless a required payment by the Borrower to the Agent has not been made or the Agent has received notice from a Bank or the Borrower specifying such Event of Default or Potential Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of an Event of Default or Potential Default, the Agent shall give prompt notice thereof to the Banks (and shall give each Bank prompt notice of each such nonpayment). The Agent shall (subject to Section 10.04) take such action with respect to such Event of Default or Potential Default as shall be directed by the Required Banks, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default or Potential Default as it shall deem advisable and in the best interests of the Banks.

      9.06. Reimbursement and Indemnification. To the extent that the Borrower has not reimbursed Agent hereunder, including without limitation under Sections
8.04 or 10.05, each Bank agrees to reimburse and indemnify the Agent, ratably in proportion to such Bank's Commitment, for and against any and all claims, losses, causes of action, damages, liabilities, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, in its capacity as such, and not in its capacity as a Bank hereunder, and which arise out of or are incident to the execution, delivery, enforcement, performance and administration of this Agreement (including, without limitation any action taken or omitted by the Agent under this Agreement or any Note), the breach by the Borrower of any of its representations hereunder or the failure of the Borrower or any Subsidiary to comply with any Environmental Law, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent that they result from the Agent's gross negligence or willful misconduct.

      9.07. Reliance by Agent. The Agent shall be entitled to rely upon any writing, telegram, telex or teletype message, resolution, notice, consent, certificate, letter, cablegram, statement, order or other document or conversation by telephone or otherwise believed by it to be genuine and correct and to have been signed, sent or made by the proper party or parties, and upon opinions of counsel and other professional advisers selected by the Agent, including Agent's internal counsel. Subject to Section 9.05, the Agent shall be fully justified in failing or refusing to take in action hereunder unless it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

      9.08. Mellon in its Individual Capacity. With respect to its Commitment and the Loans made by it, Mellon shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not the Agent, and the terms "Banks" or "holders of Notes" shall, unless the context hereof otherwise indicates, include Mellon in its individual capacity. Mellon and its affiliates may, without liability to account, make loans to, accept deposits from, act as trustee under indentures of, and generally engage in any kind of banking or trust business with, the Borrower and its stockholders, subsidiaries and affiliates as though it were not acting as Agent.

      9.09. Holders of Notes. The Agent may deem and treat the payee of any Note as the owner of such Note for all purposes hereof unless and until written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any party who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

      9.10. Successor Agent. The Agent may resign at any time by giving 10 days' prior notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor agent. If no successor agent shall have been so appointed and shall have accepted such appointment, within 30 days after such notice of resignation or removal, then the Agent may, on behalf of the Banks, appoint a successor agent, which shall be either a Bank or a commercial bank organized under the laws of the United States of America or any State thereof and having a combined capital and surplus of at least U.S. $100,000,000; provided, however, that so long as no Event of Default or Potential Default hereunder shall have occurred and be continuing any such appointment of a successor agent shall be subject to the prior written consent of the Borrower, which consent shall not be unreasonably withheld. Upon the acceptance by a successor of its appointment hereunder, such successor shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the former Agent, and the former Agent shall be discharged from its duties. After any resignation hereunder, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted by it while it was Agent.

      9.11. Calculations. In the absence of gross negligence or willful misconduct, the Agent shall not be liable for any error in computing the amount payable to any Bank whether in respect of the Loans, fees or any other amounts due to the Banks under this Agreement. In the event an error in computing any amount payable to any Bank is made, the Agent, the Borrower and each affected Bank shall, forthwith upon discovery of such error, make such adjustments as shall be required to correct such error and any compensation therefor will be calculated at the daily average federal funds rate quoted by the Board of Governors of the Federal Reserve System.


                                   SECTION X
                      ADDITIONAL MISCELLANEOUS PROVISIONS

      10.01. Equalization Among Banks. The Banks and the holders of any participations hereunder hereby agree among themselves that, with respect to all amounts received by the Bank or any such holder for application on any obligation of the Borrower under any Note or hereunder, whether received by voluntary payment, by the exercise of the right of set-off or banker's lien, by counterclaim or by any other non-pro rata source, equitable adjustment will be made in the manner stated in the following sentence so that, in effect, all such excess amounts will be shared ratably among the Bank and such holders in proportion to the amounts outstanding hereunder (which shall include Money Market Rate Loans made severally by any Bank). The Bank or any such holder receiving any such amount shall purchase for cash from the Bank and the other holders, as the case may be, an interest hereunder or in such holder's participation, as the case may be, in such principal amount as shall result in a ratable participation by the Bank and each such holder in the aggregate unpaid principal amount of all outstanding obligations of the Borrower then due to all of the Banks, provided that if all or any portion of such excess amount is thereafter recovered from the Bank or the holder making such purchase, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by law (including court order) to be paid by the Bank or the holder making such purchase. The Borrower hereby consents to and confirms the foregoing arrangements.

      10.02. Payments Set Aside. To the extent the Borrower makes a payment to the Agent or any Bank, or the Agent or any Bank exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Bank in its discretion) to be repaid to a trustee, receiver, or any other party, in connection with any insolvency proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred and (b) each Bank severally agrees to pay to the Agent upon demand its pro rata share of any amount so recovered from or repaid by the Agent or any Bank.

      10.03. Successors and Assigns; Participations; Assignments. (a) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Banks, the Agent and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights without prior written consent of all the Banks and the Agent, and any purported assignment without such consent shall be void. Except to the extent otherwise required by the context, the word "Bank" shall mean and include any holder of any Note originally issued to any Bank hereunder and each assignee thereof under Section 10.03(a), and each such holder of a Note shall be bound by and have the benefits hereof the same as if such holder had been a signatory hereto.

      (b) Participations. Any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks ("Participants") participating interests in any interests of such Bank hereunder. In the event of any such sale by a Bank of participating interests to a Participant, such Bank's obligations hereunder to the other parties to this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any Note for all purposes under this Agreement, and the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations hereunder. The Borrower agrees that if amounts outstanding under any Note or hereunder are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest were owing directly to it as a Bank under any Note or hereunder; provided that such right of setoff shall be subject to the obligation of such Participant to share with the Banks, and the Banks agree to share with such Participant, as provided in
Section 10.01. The Company also agrees that each Participant shall be entitled to the benefits of Sections 2.05(e), 2.06,. 2.08 and 9.06 with respect to its participation in the Commitments and the Loans outstanding from time to time; provided that no Participant shall be entitled to receive any greater amount, or obligated to pay any greater amount, pursuant to such Sections than the transferor Bank would have been entitled to receive in respect of the amount of the participation transferred by such transferor Bank to such Participant had no such transfer occurred.

      (c) Sales to Purchasing Banks. Any Bank may, in the ordinary course of its commercial banking business, in accordance with applicable law and upon written notification to the Borrower and the Agent, at any time sell to any Bank or any affiliate thereof, and, subject to the limitations set forth in the proviso to this sentence, to one or more additional banks or financial institutions ("Purchasing Banks") all or any portion of its rights and obligations under a Note or hereunder pursuant to a Transfer Document, executed by such Purchasing Bank, such transferor Bank (and, in the case of a Purchasing Bank that is not then a Bank or an affiliate thereof, by the Borrower and the Agent), and delivered to the Agent for its acceptance and recording in the Register hereinafter referred to; provided, however, that (i) the Commitment purchased by any such Purchasing Bank that is not then a Bank shall be equal to or greater than U.S. $5,000,000, (ii) the transferor Bank which has transferred part of its commitment to any such Purchasing Bank that is not then a Bank shall retain a Commitment, after giving effect to such sale, equal to or greater than U.S. $1,000,000 and (iii) a transfer by any Bank to a Purchasing Bank which is not a Bank on the Effective Date shall be made only with the consent of the Agent and if no Event of Default or Potential Default has occurred and is continuing, of the Borrower, (which in each case shall not be unreasonably withheld), and, except upon the occurrence and during the continuation of an Event of Default or with the consents required above, there shall be no more than two such sales by each Bank, the second of which must effect the transfer of the entire remaining rights and obligations of such Bank. Upon such execution, delivery, acceptance and recording of the document ("Transfer Document") making such transfer effective as between the transferor and transferee (x) the Purchasing Bank thereunder shall be a party hereto and have the rights and obligations with respect to Loans of a Bank hereunder with Commitments as set forth therein, and (y) the transferor Bank thereunder shall to the extent of the amount sold under the Transfer Document be released from its obligations hereunder with respect to the Loans (and, in the case of a Transfer Document covering all or the remaining portion of a transferor Bank's rights and obligations under this Agreement with respect to the Loans, such transferor Bank shall cease to be a party hereto provided however, such transferor Bank shall continue to have the benefit of the Borrower's indemnifications hereunder). Such Transfer Document shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Bank and the resulting adjustment of Commitment Percentages arising from the purchase by such Purchasing Bank of all or a portion of the rights and obligations of such transferor Bank hereunder. On or prior to the Transfer Effective Date, the Borrower, at its own expense, shall execute and deliver to the Agent in exchange for any surrendered Note or Notes a new Note or Notes and to the order of such Purchasing Bank in amounts equal to the Commitment assumed by it pursuant to such Transfer Document and, if the transferor Bank has retained a Commitment hereunder, a new Note or Notes to the order of the transferor Bank in amounts equal to the Commitment retained by it hereunder. Such new Note or Notes shall be dated the same dates as the Note or Notes surrendered and shall otherwise be in the form of the Notes replaced thereby. The Notes surrendered by the transferor Bank shall be returned by the Agent to the Company marked "canceled".

      (d) The Register. The Agent shall maintain at its Office a copy of each Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Loans owing to, each Bank from time to time. The entries in the Register shall be conclusive and binding for all purposes, in the absence of manifest error, and the Borrower, the Agent and the Banks may treat each person whose name is recorded in the Register as a Bank for all purposes hereunder. The Register shall be available for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice. Upon its receipt of a Commitment Transfer Supplement executed by a transferor Bank and a Purchasing Bank (and, in the case of a Purchasing Bank that is not then a Bank or an affiliate thereof, by the company and the Agent) together with payment by the Purchasing Bank to the Agent of a registration and processing fee of U.S. $2,000, the Agent shall (i) promptly accept such Commitment Transfer Supplement and (ii) on the Transfer Effective Date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Banks and the Borrower.

      (e) Agreements of Transferor Bank and Purchasing Bank. By executing and delivering a Commitment Transfer Supplement, the transferor Bank and the Purchasing Bank confirm to and agree with each other and the other parties hereto as follows: (i) other than as expressly provided in such Commitment Transfer Supplement, the transferor Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any of the Notes or hereunder or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any of them; (ii) the transferor Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under any of the Notes or hereunder; (iii) the Purchasing Bank confirms that it has received a copy of each of the documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Commitment Transfer Supplement; (iv) the Purchasing Bank will, independently and without reliance upon the Agent, the transferor Bank or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under any of the Notes or hereunder; (v) the Purchasing Bank agrees that it will perform in accordance with their terms all of the obligation which by the terms of the any of the Notes or hereunder are required to be performed by it as a Bank; and (vi) the Purchasing Bank agrees that such purchase under the Transfer Document is taken by it without recourse to the transferor Bank.

      (f) Financial and Other Information. The Borrower authorizes each Bank to disclose to any Participant and Purchasing Bank (each, a "Transferee") and any prospective Transferee any and all financial and other information in such Bank's possession concerning the Borrower and its Affiliates which has been or may be delivered to such Bank by or on behalf of the Borrower hereunder or in connection herewith or with any Loan or which has been or may be delivered to such Bank by or on behalf of the Borrower in connection with such Bank's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement, except any information that has been designated in good faith by the Borrower in writing on its face as confidential and not to be disclosed to prospective Transferees the identity of which is not reasonably acceptable to the Borrower.

      (g) Taxes. If any interest in any Note or hereunder is issued to or is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Bank shall cause such Transferee, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Bank (for the benefit of the transferor Bank, the Agent and the Borrower ) that under applicable law and treaties no taxes will be required to be withheld by the Agent, the Borrower or the transferor Bank with respect to any payments to be made to such Transferee in respect of the Loans, (ii) to furnish to the transferor Bank, the Agent and the Borrower either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 or successor applicable form, as the case may be, certifying in each case that the Transferee is entitled to receive payments under this Agreement or any Note without deduction or withholding of any United States federal income taxes, (iii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding taxes and (iv) to agree (for the benefit of the transferor Bank, the Agent and the Borrower) to provide the transferor Bank, the Agent and the Borrower a new Form 4224 or Form 1001 and Form W-8 or W-9, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such letter or form expires or becomes obsolete or after the occurrence of any event requiring change in the most recent letter and form previously delivered by it to the Borrower, and such extensions or renewals thereof as may reasonably be requested by the Borrower, certifying in the case of a Form 1001 or 4224 that such Transferee is entitled to receive payments under any Note or hereunder without deduction or withholding of any United States federal income taxes, unless in any such cases an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent the Transferee from duly completing and delivering, any such letter or form with respect to it and such Transferee advises the transferor Bank, the Agent and the Borrower that it is not capable of receiving payments without any deduction or withholdings of United States federal income tax, and in the case of a Form W-8 or W-9 establishing an exemption from United States backup withholding tax.

      10.04. Amendments and Waivers. With the written consent of the Required Banks, the Agent, acting on behalf of all the Banks, and the Borrower, may from time to time enter into agreements amending or changing any provision hereof or the rights of the Banks or the Borrower hereunder or thereunder, or the Agent with the written consent of the Required Banks may grant waivers or consents to a departure from the due performance of the obligations of the Borrower, any such agreement, waiver or consent made with such written consent being effective to bind all the Banks provided that no such agreement, waiver or consent may be made which will:

            (i) reduce or increase the amount or alter the terms of the Commitment of any Bank hereunder, or alter the provisions relating to the Commitment Fee payable to any Bank hereunder, without the written consent of all the Banks; or

            (ii) extend the time for payment of principal or interest on any Loan, or reduce the principal amount of or the rate of interest applicable to any Loan, or otherwise affect the terms of payment of the principal of or interest on any Loan, without the written consent of the holder of the right to receive payment thereof; or

            (iii) change the percentages specified in the definition herein of "Required Banks", or

            (iv)  amend this Section 10.04,

without the written consent of all the Banks.

      10.05. Expenses; Taxes; Attorneys' Fees. The Borrower agrees to pay the Agent a fee, previously agreed by the Agent and the Borrower, intended to reimburse the Agent for the costs and expenses incurred by the Agent in connection with the preparation, execution and delivery of the Notes and this Agreement, and to pay or cause to be paid and to save harmless against liability for the payment of all reasonable out-of-pocket expenses, including but not limited to fees and expenses of counsel (including internal counsel)
(a) for the Agent, those arising in connection with the performance hereunder and any transactions pursuant to or in connection herewith (b) for the Agent those relating to any requested amendments, waivers or consents hereunder and
(c) for the Agent, and each Bank, those arising in connection with the Agent's or the Banks' enforcement or preservation of rights under any of the Notes or hereunder, including but not limited to such expenses as may be incurred by the Agent or any Bank in the collection of any amount outstanding under any of the Notes or hereunder or any bankruptcy proceeding affecting or threatening any rights of the Agent or any of the Banks.


                                 [End of Page]


                [Signature Page for Revolving Credit Agreement]

      IN WITNESS WHEREOF, the parties hereto, by their respective officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

HAEMONETICS CORPORATION

By:  Brigid A. Makes
   ---------------------------------
     (Signature)

Name:
     -------------------------------

Title:  Vice President-Finance
      ------------------------------

MELLON BANK, N.A. (as Agent and as one of the Banks)

By:  Rita C. Long
   ---------------------------------
     (Signature)

Name:
     -------------------------------

Title:  Vice President
      ------------------------------

One Mellon Bank Center
Pittsburgh, PA 15258
Attention:  Loan Administration
COMMITMENT AMOUNT:  $20,000,000.00


BANKBOSTON, N.A.

By:  Edward A. Onofrio
   ---------------------------------
     (Signature)

Name:
     -------------------------------

Title:  Vice President
      ------------------------------

Address:  100 Federal St. Boston MA
        ----------------------------

COMMITMENT AMOUNT:  $10,000,000.00


THE SANWA BANK, LIMITED

By:  Yutaka Higashino
   ---------------------------------
     (Signature)

Name:
     -------------------------------

Title:  Senior Vice President
      ------------------------------

Address:  Park Avenue Plaza
          55 East 52nd Street
          New York, NY  10055
        ----------------------------

COMMITMENT AMOUNT:  $10,000,000.00



                                                                      EXHIBIT A

                            HAEMONETICS CORPORATION

$_____________                                            Boston, Massachusetts
                                                          Dated:_______________


FOR VALUE RECEIVED, the undersigned, Haemonetics Corporation, a Massachusetts corporation (the "Borrower"), hereby promises to pay to the order of [Name of Bank]., (the "Bank") on the Maturity Date for each Loan made by the Bank to the Borrower pursuant to the Agreement described below the lesser of (i) the principal sum of [] Million Dollars ($[],000,000.00) and (ii) the unpaid principal amount of all such Loans made by the Bank maturing on such Maturity Date. The Borrower further promises to pay to the order of the Bank interest on the unpaid principal amount hereof from time to time outstanding at the rate or rates per annum determined pursuant to Section 2.05 of, or as otherwise provided in, the Agreement, payable on the dates set forth in the Agreement.

This Promissory Note is one of the Notes referred to in the Revolving Credit Agreement dated as of [] among the Borrower, and the Banks executing such agreement (as the same may have been or may hereafter be amended or modified. the "Agreement"), which Agreement, among other things, contains provisions for prepayments on account of principal hereof prior to the maturity hereof and also for acceleration of the maturity hereof upon the happening of certain stated events, upon the terms and conditions therein specified. Terms defined in the Agreement shall have the same meanings herein.

The Borrower hereby expressly waive presentment, demand, protest, and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Agreement, and an action for amounts due hereunder or thereunder shall immediately accrue upon the expiration of any grace period.

This Note shall be governed by, construed and enforced in accordance with the laws of the Commonwealth of Massachusetts, without regard to conflicts of law principles.


HAEMONETICS CORPORATION

By:
   ------------------------------------
    (Signature)

Name:
     ----------------------------------

Title:
      ---------------------------------